EXECUTION

THIS AGREEMENT is made on the 10th day of February 2010.

BETWEEN:

1.

SIZEGENIC HOLDINGS LIMITED, a company incorporated under the laws of the British Virgin Islands with registration number 1467046 and a registered address of Portcullis TrustNet Chambers P.O. Box 3444, Road Town, Tortola, British Virgin Islands (the "SELLER"); and

2.

HIPPO LACE LIMITED, a company incorporated under the laws of the British Virgin Islands with registration number 1560357 and a registered address of Portcullis TrustNet Chambers P.O. Box 3444,

Road Town, Tortola, British Virgin Islands (the "PURCHASER”).

WHEREAS:

(A)

Legend Sun has an authorized share capital of HK$500,000 divided into 500,000 shares of HK$1.00 each of which 500,000 shares have been issued and are fully paid up. Further particulars of Legend Sun are set out in Schedule 1;

(B)  The Seller is the legal and beneficial owner of Legend Sun issued shares and

(C)  The Seller wishes to transfer its entire shareholding in Legend Sun to the Purchaser and the Purchaser wishes to acquire Legend Sun Shares upon and subject to the terms and conditions set out herein.

NOW IT IS HEREBY AGREED as follows:

1.   DEFINITIONS

1.01

In this Agreement (including the recitals), the following expressions have the following meanings:

"LEGEND SUN" means Legend Sun Limited, particulars of which are set out in Schedule 1;

"BUSINESS DAY" means a day (other than a public holiday, Saturday or a day on which a tropical cyclone warning No.8 or above or a black rainstorm warning is hoisted in Hong Kong at any time between 9:00 a.m. and 5:00 p.m.) on which banks are opened for business in Hong Kong;

"COMPANIES ORDINANCE" means the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) as amended from time to time;

"COMPLETION" means completion of the events set out in Clause 4;

"COMPLETION DATE" means the actual date of Completion;

"CONSIDERATION" means the purchase price to acquire Legend Sun

"HONG KONG" means the Hong Kong Special Administrative Region of the People's Republic of China;

"HK$" means Hong Kong dollars, the lawful currency of Hong Kong;

"SHARES" means 500,000 issued share capital of Legend Sun

"WARRANTIES" those representations and warranties referred to in Clause 5 and in Clause 6.

1.02

Clause headings are for convenience only and shall not affect the construction of this  Agreement.

1.03

The expressions "LEGEND SUN", the "SELLER", and the "PURCHASER" shall, where the context provides, include their respective successors, personal representatives and permitted assigns.

1.04

References herein to Clauses and Schedules are to clauses of, and schedules to, this Agreement unless the context requires otherwise and references to this Agreement include the Schedules.

1.05

Unless the context requires otherwise, words importing the singular include the plural and vice versa and words importing a gender include every gender.

2.

SALE AND PURCHASE OF LEGEND SUN

2.01

The Seller shall sell or procure the sale of the Shares free from all charges, liens, equities, encumbrances, options and adverse interests and from all other rights exercisable by or claims by third parties, and the Purchaser shall purchase the Shares with all rights attached or accruing to them at Completion.

2.02

The Seller has the right to transfer the legal and beneficial title to the Shares. The title to, and any risk attaching to, the Shares shall pass on Completion.

2.03

The Purchaser shall be entitled to exercise all rights attached or accruing to the Shares including, without limitation, the right to receive all dividends, distributions or any return of capital declared, paid or made by Legend Sun on or after the Completion Date.

2.04

The Purchaser shall inspect Legend Sun’s unaudited management account (Appendix 1) within 7 days from the date of this agreement.

2.05

The Seller waives or shall procure the waiver of all rights of pre-emption over any of the Shares conferred upon it by the articles of association of the Companies, under any shareholders' agreement or in any other way and undertakes to take all steps necessary to ensure that any rights of pre-emption over any of the Shares are waived.

2.06

The Seller agrees that to the extent that it has or may have any rights, claims or interests whatsoever against Legend Sun in connection with the issue of the Shares to it, such rights, claims or interests shall be fully, irrevocably, unconditionally and absolutely waived, discharged and released upon Completion.

3.

CONSIDERATION

3.01

The consideration, as set out in Schedule 2, consists of Legend Sun stockholders’ equities and the outstanding non-interest bearing loan granted by Seller per the unaudited management account up to 31 December, 2009 (Appendix 1).  Purchaser shall pay the consideration as set out in Schedule 2 to the Seller by cheque on 17 February, 2010.

4.

COMPLETION

4.01

 Completion shall take place on 24th February 2010.

4.02

At Completion, the following business shall be transacted :

(a)

subject to Clause 4.03 below, the Seller shall deliver or shall procure the delivery of the following to the Purchaser:

(i)

duly executed instrument of transfers of the Shares by the registered holders thereof in favour of the Purchaser or such other person(s) as it may nominate;

(ii)

such other documents as may be reasonably required by the Purchaser prior to Completion to give good title to the Shares free from all claims, liens, charges, equities and encumbrances and third party rights of any kind and to enable the Purchaser (or such other person(s) as it may nominate) to become the registered holder thereof, provided such other documents list are provided to the Seller within reasonable time prior to Completion;

(iii)

powers of attorney, if necessary, in approved terms under which any of the documents referred to in this Clause 4.02(a) is executed

(b)

the Purchaser shall present the instruments of transfer in respect of the Shares to Legend Sun for registration.

4.03

The Purchaser shall, within reasonable time prior to Completion, deliver to the Seller the form of the documents required for the purposes of Clause 4.02(a) (if applicable).

4.04

Deferral of Completion

4.04.1

If the obligations of the Seller under Clause 4.02 are not complied with on the Completion Date the Purchaser may:

(a)

defer Completion (so that the provisions of this Clause 4 shall apply to Completion as so deferred); or

(b)

proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

(c)

treat this Agreement as terminated for breach of a condition, without prejudice to any rights it may have in respect hereof.

4.04.2

If the obligations of the Purchaser under Clause 4.02 are not complied with on the Completion Date the Seller may:

(a)

defer Completion (so that the provisions of this Clause 4 shall apply to Completion as so deferred); or

(b)

proceed to Completion as far as practicable (without limiting its rights under this Agreement); or

(c)

treat this Agreement as terminated for breach of a condition, without prejudice to any rights it may have in respect hereof.

4.05

The Seller undertakes to indemnify the Purchaser against any loss, expense or damage which it may suffer as a result of any document delivered to it pursuant to this clause being unauthorized, invalid or for any other reason ineffective for its purpose.

4.06

The Purchaser undertakes to indemnify the Seller against any loss, expense or damage which it may suffer as a result of any document delivered to it pursuant to this clause being unauthorized, invalid or for any other reason ineffective for its purpose.

5.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

5.01

The Seller represents and warrants to the Purchaser to the intent that each of the following representations and warranties is accurate in all respects and not misleading at the date of this

Agreement and that if for any reason there is any interval of time between the time of this Agreement and Completion, such representations and warranties will continue to be accurate in all respects and not misleading at all times subsequent to the date of this Agreement up to and including the Completion Date as if repeated on each such day immediately before Completion:

(a)

it is the sole beneficial owner of, or otherwise has full authority, including all shareholder and/or regulatory authority, to sell, transfer or dispose of, the Shares;

(b)

it is entitled to sell its Shares free from any claims, equities, liens, charges and encumbrances (including without limitation any claims of the beneficiaries or other persons under any settlement or trust document or otherwise);

(c)

this Agreement constitutes and the other documents executed by it which are to be delivered at Completion will, when executed, constitute binding obligations of it in accordance with their respective terms;

(d)

the execution and delivery of, and the performance of its obligations under this Agreement will not:

(i)

result in a breach of any provision of the memorandum or articles of association (or other similar constitutional documents) of it (being a corporation or company); or

(ii)

result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(iii)

result in a breach of any order, judgment or decree of any court or governmental agency to which it is a party or by which it is bound.

(e)

it acknowledges that no action has been or will be taken with any relevant securities, governmental or regulatory authorities in any jurisdiction with respect to the execution, validity or performance of this Agreement and confirms that (where applicable) it has obtained or complied with all authorizations and/or regulations of any relevant securities, governmental or regulatory authorities in connection with the execution, validity and performance of this Agreement.

5.02

The Seller shall not (save only as may be necessary to give effect to this Agreement) do or allow and shall procure that no act or omission will occur before Completion which would constitute a material breach of any of the Warranties if they were given at Completion or which would make any of the Warranties materially inaccurate or misleading if they were so given.

5.03

In the event of it being found prior to Completion that any of the Warranties are materially untrue or incorrect, or in the event of any matter or thing arising or becoming known or being notified to the Purchaser which is materially inconsistent with any of the Warranties or in the event of the Seller becoming unable or failing to do anything in any material respect required to be done by it at or before Completion, the Purchaser shall not be bound to complete the purchase of the Shares and the Purchaser may by written notice rescind this Agreement without liability on its part. The right conferred upon the Purchaser by this Clause is in addition to and without prejudice to any other rights of the Purchaser (including any rights to claim damages or compensation from the Seller by reason of any such breach or non-fulfilment) and failure to exercise it shall not constitute a waiver of any such rights.

5.04

The Seller hereby undertakes to indemnify and keep indemnified the Purchaser against any loss or liability suffered by the Purchaser as a result of or in connection with any breach of any of the Warranties and against any reasonable costs and expenses incurred in connection therewith provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Purchaser in relation to any such breach.

6.

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE PURCHASER

6.01

The Purchaser represents and warrants to the Seller to the intent that each of the following representations and warranties is accurate in all respects and not misleading at the date of this Agreement and that if for any reason there is any interval of time between the time of this Agreement and Completion, such representations and warranties will continue to be accurate in all respects and not misleading at all times subsequent to the date of this Agreement up to and including the Completion Date as if repeated on each such day immediately before Completion:

(a)

this Agreement constitutes and the other documents executed by it which are to be delivered at Completion will, when executed, constitute binding obligations of it in accordance with their respective terms;

(b)

the execution and delivery of, and the performance of its obligations under this Agreement will not:

(i)

result in a breach of any provision of the memorandum or articles of association (or other similar constitutional documents) of it (being a corporation or company); or

(ii)

result in a breach of, or constitute a default under, any instrument to which it is a party or by which it is bound; or

(iii)

result in a breach of any order, judgment or decree of any court of governmental agency to which it is a party or by which it is bound.

(c)

it acknowledges that no action has been or will be taken with any relevant securities, governmental or regulatory authorities in any jurisdiction with respect to the execution, validity or performance of this Agreement and confirms that (where applicable) it has obtained or complied with all authorizations and/or regulations of any relevant securities, governmental or regulatory authorities in connection with the execution, validity and performance of this Agreement.

6.02

The Purchaser shall not (save only as may be necessary to give effect to this Agreement) do or allow and shall procure that no act or omission will occur before Completion which would constitute a material breach of any of the Warranties if they were given at Completion or which would make any of the Warranties materially inaccurate or misleading if they were so given.

6.03

In the event of it being found prior to Completion that any of the Warranties are materially untrue or incorrect, or in the event of any matter or thing arising or becoming known or being notified to the purchaser which is materially inconsistent with any of the Warranties or in the event of the Purchaser becoming unable or failing to do anything in any material respect required to be done by it at or before Completion, the Seller shall not be bound to complete the sale of the Shares and the Seller may by written notice rescind this Agreement without liability on its part. The right conferred upon the Seller by this Clause is in addition to and without prejudice to any other rights of the Seller (including any rights to claim damages or compensation from the Purchaser by reason of any such breach or non-fulfilment) and failure to exercise it shall not constitute a waiver of any such rights.

6.04

The Purchaser hereby undertakes to indemnify and keep indemnified the Seller against any loss or liability suffered by the Seller as a result of or in connection with any breach of any of the Warranties and against any reasonable costs and expenses incurred in connection therewith provided that the indemnity contained in this Clause shall be without prejudice to any other rights and remedies of the Seller in relation to any such breach.

7.

FURTHER ASSURANCE

7.01

The Seller and the Purchaser shall do and execute or procure to be done and executed all such further acts, deeds, things and documents as may be necessary to give effect to the terms of this Agreement.

7.02

None of the obligations or rights and remedies under this Agreement may be assigned.

8.

ENTIRE AGREEMENT

This Agreement constitutes the whole agreement between the parties hereto n connection with the sale and purchase of the Shares and supersedes and cancels in all respects all previous letters of intent, correspondence, understandings, agreements and undertakings (if any) between the parties hereto with respect to the subject matter hereof, whether such be written or oral.

9.

NOTICES

Each notice, demand or other communication given or made under this Agreement shall be in writing and delivered or sent to the other party at its respective addresses indicated for such party on the signature page hereof (or such other address as the addressee has by five (5) days prior written notice specified to the other party).

10.

MISCELLANEOUS

10.01

All provisions of this Agreement shall so far as they are capable of being performed or observed continue in full force and effect notwithstanding Completion except in respect of those matters then already performed. The Purchaser or the Seller may take action for breach or non fulfilment of any warranty, undertaking or provision contained in or of this Agreement before or after Completion and Completion shall not in any way constitute any waiver of any rights of the Purchaser.

10.02

If at any time any provision hereof is or becomes invalid, illegal, unenforceable or incapable of performance in any respect, the validity, legality, enforceability or performance of the remaining provisions hereof shall not in any way be affected or impaired thereby.

10.03

Time shall be of essence of this Agreement.

10.04

This Agreement shall be binding on and shall enure for the benefit of the successors and assignees of the parties hereto but, save as expressly provided herein, shall not be capable of being assigned by any party without the written consent of both parties hereto.

10.05

Each party to this Agreement shall pay its own costs and disbursements of and incidental to this Agreement.

10.06

This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same document.

11.

GOVERNING LAW AND JURISDICTION

11.01

This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

11.02

Any dispute, controversy or claim arising out of or in connection with this Agreement, including any question regarding its existence, validity or termination, or the breach, termination or invalidity thereof, shall be settled by arbitration in accordance with the UNCITRAL Arbitration Rules as at present in force and as may be amended from time to time. The appointing authority shall be the Hong Kong International Arbitration Centre.

11.03

The place of arbitration shall be in Hong Kong and shall take place at the Hong Kong International Arbitration Centre and there shall be only one arbitrator. If the parties fail to agree on the designation of an arbitrator within twenty (20) day period, the Hong Kong International

Arbitration Centre shall be requested to designate the single arbitrator.  Any arbitration shall be administered by the Hong Kong International Arbitration Centre in accordance with its procedures for arbitration in force at the date of this Agreement including such additions to the UNCITRAL Arbitration Rules as are therein contained.

12.

AMENDMENTS

This Agreement may not be amended without the written consent of all of the parties hereto.

SCHEDULE 1

DETAILS OF THE COMPANY
NAME	LEGEND SUN LIMITED

DATE AND PLACE OF INCORPORATION	7 July 2009 – Hong Kong

REGISTERED AND	16/F, Honest Motors Building
CORRESPONDENCEADDRESS	9-11 Leighton Road
Causeway Bay
Hong Kong

AUTHORISED SHARE CAPITAL	HK$500,000 made up of 500,000 ordinary shares of
HK$1.00 each

ISSUED SHARE CAPITAL	500,000 ordinary shares

SHAREHOLDERS	Sizegenic Holdings Limited

NO. OF ORDINARY SHARES HELD	500,000

DIRECTOR	Sizegenic Holdings Limited

SCHEDULE 2

THE CONSIDERATION

HK$

1.

Legend Sun stockholders’ equities as at 31 December 2009

769,659.75

2.

Balance of long term loan from Seller as at 31 December 2009

655,363.81

____________

1,425,023.56

============

IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

SIZEGENIC HOLDINGS LIMITED

Authorized Signatory

HIPPON LACE LIMITED

Authorized Signatory